Exhibit No. 10.2

EXECUTION VERSION

THIRD SUPPLEMENTAL INDENTURE

Third Supplemental Indenture (this “Supplemental Indenture”), dated as of September 21, 2021, between Cimarex Energy Co., a Delaware Corporation (the “Company”), and U.S. Bank National Association, a national banking association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and the Trustee have previously executed and delivered an Indenture, dated as of April 10, 2017 (the “Base Indenture”), as supplemented by (i) with respect to the Company’s 3.90% Senior Notes due 2027 (the “2027 Notes”), the First Supplemental Indenture, dated as of April 10, 2017 (the “First Supplemental Indenture”) and (ii) with respect to the Company’s 4.375% Senior Notes due 2029 (the “2029 Notes”, together with the 2027 Notes, the “Notes”), the Second Supplemental Indenture, dated as of March 8, 2019 (the “Second Supplemental Indenture”, and together with the First Supplemental Indenture, the “Existing Supplemental Indentures”). The Base Indenture, as modified or supplemented by (i) in the case of the 2027 Notes, the First Supplemental Indenture and (ii) in the case of the 2029 Notes, the Second Supplemental Indenture, is referred to herein as the “Existing Indenture”;

WHEREAS, the Company has entered into that certain Agreement and Plan of Merger, dated as of May 23, 2021, as amended on June 29, 2021 and as further amended, supplemented or waived from time to time, among Cabot Oil & Gas Corporation, a Delaware corporation (“Cabot”), Double C Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Cabot (“Merger Sub”), and the Company, pursuant to which on the terms and subject to the conditions set forth therein, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Cabot;

WHEREAS, in connection with the Merger, pursuant to the terms and subject to the conditions set forth in the Offering Memorandum and Consent Solicitation Statement, dated September 8, 2021 (the “Offering Memorandum”), Cabot has offered to certain eligible Holders of each series of Notes to exchange (such offer with respect to each series of Notes, an “Exchange Offer”) any and all of their Notes of such series for a corresponding series of notes of Cabot, and the Company has solicited consents from such Holders of such series of Notes, to, among other things, amend certain provisions of the Existing Indenture with respect to such series of Notes and to the Notes of such series to eliminate certain of the covenants, restrictive provisions and events of default, as set forth in this Supplemental Indenture (the “Amendments”);

WHEREAS, Sections 8.2 of each Existing Supplemental Indenture provides that the Company and the Trustee may, subject to certain exceptions set forth in the Existing Indenture, amend or supplement the Existing Supplemental Indenture with respect to any series of Notes, the Base Indenture (as it relates to such series of Notes) and the Notes of such series, in each case with the consent of the Holders of a majority in principal amount of the Notes of such series then outstanding voting as a single class (including, without limitation, consents obtained in connection with the purchase of, or tender offer or exchange offer for, such series of Notes) (such consents with respect to each series of Notes, the “Requisite Consents”);

WHEREAS, as of 5:00 p.m., New York City time, on the date hereof, Requisite Consents with respect to each series of Notes have been validly delivered by Holders of such series and not validly revoked and the Company has delivered to the Trustee the Requisite Consents with respect to such series, which constitutes an Act of Holders for the Notes of such series to enter into this Supplemental Indenture to effect the Amendments under the Existing Indenture with respect to such series of Notes.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes of each series as follows:

Article 1
DEFINITIONS

Section 1.01           Definitions. For all purposes of this Supplemental Indenture, except as otherwise expressly provided for or unless the context otherwise requires:

(a)           Capitalized terms used herein that are not defined herein, but are defined in the Existing Indenture, shall have the respective meanings given to them in the Existing Indenture;

(b)           All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture; and

(c)            The terms defined in this Supplemental Indenture shall have the respective meanings assigned to them herein and, if the definition of any of the terms defined herein differs from its respective definition set forth in the Existing Indenture, the definition set forth in this Supplemental Indenture shall control.

Article 2
AMENDMENTS TO THE NOTES AND EXISTING INDENTURE

From and after the Closing Date (as defined below), with respect to each series of the Notes, the Existing Indenture is hereby amended as follows:

Section 2.01           Limitation on Liens. Section 4.1 of each Existing Supplemental Indenture is hereby deleted in its entirety and replaced with the following:

Section 4.1. [Intentionally Omitted].

Section 2.02           Change of Control. Each of Section 4.2 of each Existing Supplemental Indenture and paragraph 6 of the reverse side of the Notes of each series is hereby deleted in its entirety and replaced with the following, as applicable:

Section 4.2. [Intentionally Omitted].

6. [Intentionally Omitted].

Section 2.03           Reports. Section 4.3 of each Existing Supplemental Indenture is hereby deleted in its entirety and replaced with the following:

Section 4.3. [Intentionally Omitted].

Section 2.04           Successors. Article V of each Existing Supplemental Indenture is hereby deleted in its entirety and replaced with the following:

Sections 801 and 802 of the Base Indenture shall not apply to, and the covenants therein shall be deemed included in the Indenture solely for the benefit of Series of Securities other than, the Notes. The following provisions of this Article V are for the benefit of Holders of the Notes. References to Sections 801 and 802 of the Base Indenture (as it relates to the Notes) shall refer to Section 5.1 of this Supplemental Indenture.

SECTION 5.1. Successor Person to be Substituted. Upon any consolidation by the Company with or merger of the Company into any other Person or Persons where the Company is not the survivor, the successor Person formed by such consolidation or into which the Company is merged shall succeed to, and be substituted for, shall assume the obligations of and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; and thereafter, the predecessor Person shall be released from all obligations and covenants under this Indenture and the Securities.

Section 2.05           Events of Default. Clauses (3), (4) and (5) of Section 6.1(a) of each Existing Supplemental Indenture are hereby deleted in their entirety and replaced with the following, respectively:

(3)            [Intentionally Omitted];

(4)            [Intentionally Omitted];

(5)            [Intentionally Omitted].

Section 2.06           Events of Default. Section 6.1(b) of each Existing Supplemental Indenture is hereby deleted in its entirety and replaced with the following:

(b)            [Intentionally Omitted].

Section 2.07           Corporate Existence. Section 1004 of the Base Indenture is hereby deleted in its entirety and replaced with the following:

Section 1004.            [Intentionally Omitted].

Section 2.08           Statement by Officers as to Default. Section 1005 of the Base Indenture is hereby deleted in its entirety and replaced with the following:

Section 1005.            [Intentionally Omitted].

Section 2.09           Effect of Sections 2.01 through 2.08. Any and all references to any Articles and Sections of the Existing Indenture or the Notes of the applicable series which are deleted by any Article or Section of this Supplemental Indenture, and any and all obligations related solely to such deleted Articles or Sections throughout the Existing Indenture or the Notes of such series, with respect to the Notes of such series, are of no further force or effect. Any and all terms defined in the Existing Indenture or the Notes of the applicable series which are (i) used in any Articles or Sections of the Existing Indenture or the Notes of such series deleted by any Article or Section of this Supplemental Indenture and (ii) not otherwise used in any other Article or Section of the Existing Indenture or the Notes of such series not affected by this Supplemental Indenture are hereby deleted. Holders of the Notes of each series constituting the Requisite Consents with respect to such series have waived any Default, Event of Default or other consequence under the Existing Indenture for failure to comply with the terms of the provisions identified in Sections 2.01 through 2.08 above (whether before or after the date hereof).

Article 3
EFFECTIVENESS

Section 3.01           Effectiveness of Supplemental Indenture. This Supplemental Indenture shall become effective upon execution and delivery of this instrument by each of the parties hereto. Notwithstanding the foregoing sentence, the Amendments set forth in Article 2 hereof shall become operative with respect to any series of Notes on and as of the date on which the Exchange Offer with respect to such series of Notes is consummated in accordance with the terms and conditions set forth in the Offering Memorandum (the “Closing Date”). If the Exchange Offer with respect to any series of Notes is not consummated in accordance with the terms and conditions set forth in the Offering Memorandum, the Amendments set forth in Article 2 hereof shall not become operative with respect to such series of Notes and shall be null and void for all purposes under the Existing Indenture with respect to the Notes of such series and under the Notes of such series. For the avoidance of doubt, the failure to consummate an Exchange Offer for any series of Notes shall not cause the Amendments set forth in Article 2 hereof to be, or become, inoperative with respect to any other series of Notes for which the Exchange Offer has been consummated.

Article 4
MISCELLANEOUS PROVISIONS

Section 4.01           Relationship to Base Indenture and Existing Indenture. This Supplemental Indenture constitutes an integral part of the Existing Indenture. This Supplemental Indenture is a supplemental indenture within the meaning of the Existing Indenture. The Existing Indenture, as supplemented and amended by this Supplemental Indenture with respect to each series of Notes, is in all respects ratified, confirmed and approved and, with respect to the Notes of such series, the Existing Indenture, as supplemented and amended by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument. Except as expressly modified by this Supplemental Indenture, the provisions of the Existing Indenture shall govern the terms and conditions of the Notes of such series. The provisions of this Supplemental Indenture shall supersede any conflicting provisions of the Existing Indenture with respect to the Notes of such series.

Section 4.02           Trust Indenture Act Controls. If any provision of this Supplemental Indenture limits, qualifies, or conflicts with the Trust Indenture Act of 1939 (as amended, the “TIA”) or another provision which is required or deemed to be included in the Existing Indenture by the TIA, the TIA or such required or deemed provision, as applicable, shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the TIA, that may be so modified or excluded, the provision on the TIA shall be deemed to apply to the Existing Indenture with respect to each series of Notes as so modified or shall be excluded, as the case may be.

Section 4.03           GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO, INCLUDING THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEABILITY THEREOF, SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

Section 4.04           Counterpart Originals. The parties may sign any number of copies of this Supplemental Indenture, and each party hereto may sign any number of separate copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 4.05           Effect of Headings. The Article and Section headings herein are for convenience of reference only and shall not affect the construction hereof.

Section 4.06           Successors and Assigns. All covenants and agreements in this Supplemental Indenture by the Company or the Trustee shall bind their respective successors and assigns, whether so expressed or not.

Section 4.07           Separability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.08           The Trustee. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all of the terms and conditions set forth in the Existing Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee and the Company with respect hereto. The Trustee assumes no responsibility for the correctness of the recitals contained herein. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

CIMAREX ENERGY CO.,
As Issuer

By:	/s/ G. Mark Burford
G. Mark Burford
Senior Vice President and Chief Financial Officer

[Signature Page – Third Supplemental Indenture (2027 and 2029 Notes)]

U.S. BANK NATIONAL ASSOCIATION,
As Trustee

By:	/s/ Michael McGuire
Michael McGuire
Vice President

[Signature Page – Third Supplemental Indenture (2027 and 2029 Notes)]